Exhibit 10.4.1

ADDENDUM TO

STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE-NET

THIS ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE-NET (“Addendum”) is made and entered into as of the 1st day of March, 2005, by and between ATLANTIC AND SHEILA, L.P., a California limited partnership (“Lessor”), and UNIFIED WESTERN GROCERS, INC., a California corporation (“Lessee”), with reference to that certain Standard Industrial/Commercial Single-Tenant Lease - Net dated of even date herewith, by and between Lessor and Lessee (“Lease”). The promises, covenants, agreements and declarations made and set forth herein are intended to and shall have the same force and effect as if set forth at length in the body of the Lease. To the extent that the provisions of this Addendum are inconsistent with the terms and conditions of the Lease, the terms of this Addendum shall prevail and control for all purposes. Unless otherwise defined herein, all terms used in this Addendum and defined in the Lease shall have the same meaning as is ascribed to such terms in the Lease.

51. Paragraph 1.3. Paragraph 1.3 is deleted in its entirety and is replaced with the following:

“1.3 Term. The period (“Original Term”) commencing on March 1, 2005 (the “Commencement Date”) and ending on December 31, 2019 (“Expiration Date”).”

52. Paragraph 1.5. Paragraph 1.5 is deleted in its entirety and is replaced with the following:

“(a) Calculation of Base Rent. When the Improvements to be constructed in Construction Phase 1 are Substantially Complete, or as soon thereafter as reasonably practicable, Lessor shall provide Lessee with an estimate (“Project Cost Estimate”) of the total Project Costs (as defined in Exhibit “A”) and an estimate of the monthly Base Rent payable for the first five (5) years of the Lease Term (the “Base Rent Estimate”). The initial monthly Base Rent shall equal the product obtained by multiplying ten percent (10%) by the total Project Costs (less any Direct Pay Amounts paid by Lessee in accordance with Paragraph 8.2 of the Work Letter), and then dividing said product by twelve. Attached to this Lease as Exhibit “B” is an initial estimate (“Initial Budget”) of the total Project Costs as contemplated as of the date of this Lease. Within thirty (30) days after final completion of the Improvements for all three Construction Phases (as defined in the Work Letter attached hereto), or as soon thereafter as is reasonably practicable, Lessor shall provide Lessee with a final statement of the Project Costs and the monthly Base Rent payable for the first five (5) years of the Lease Term (the “Final Base Rent Statement”). If the monthly Base Rent shown on the Final Base Rent Statement is more than the monthly Base Rent shown on the Base Rent Estimate, then, within ten (10) days following Lessor’s written demand, Lessee shall pay Lessor the difference between the Base Rent paid for the Construction Phases referenced in subparagraph (b) below and the total Base Rent that should have been paid for such period as set forth in the Final Base Rent Statement. If the monthly Base Rent shown on the Final Base Rent Statement is less than the monthly Base Rent shown on the Base Rent Estimate, then Lessee shall be entitled to credit against the monthly Base Rent payments next coming due the amount of the overpayment until the full overpayment has been credited against monthly Base Rent. Lessor and Lessee agree that the preliminary estimate of the full monthly Base Rent to be paid by Lessee hereunder for the first five (5) years of the Lease Term is $81,669.00 per month (assuming that Lessee timely pays all Direct Pay Amounts [as defined in the Work Letter] and that the Direct Pay Amounts include all Project Costs other than the Acquisition Costs [as defined in Exhibit A]).

(b) Phasing of Base Rent. Payment of monthly Base Rent and all other Rent payable under the Lease shall commence and be payable as follows:

(i) Construction Phase 1. Seventy-four percent (74%) of the total monthly Base Rent and other Rent shall be payable commencing upon the Commencement Date.

(ii) Construction Phase 2. Ninety-five percent (95%) of the total monthly Base Rent and other Rent shall be payable commencing upon the Substantial Completion of Construction Phase 2.

(iii) Construction Phase 3. One hundred percent (100%) of the total monthly Base Rent and other Rent shall be payable commencing upon the Substantial Completion of Construction Phase 3.

(c) Increases in Monthly Base Rent. Monthly Base Rent shall be increased on the fifth (5th) and tenth (10th) anniversary dates of the Commencement Date of this Lease and at the commencement of each Option Term (defined below), as applicable (each, an “Adjustment Date”). The adjusted monthly Base Rent as of each Adjustment Date shall be the monthly Base Rent effective on the day preceding that Adjustment Date, multiplied by a fraction, the numerator of which is the CPI figure for the month occurring three (3) calendar months prior to the month in which the Adjustment Date occurs and the denominator of which is the CPI figure for the month occurring three (3) calendar months prior to the month in which the previous Adjustment Date, or if none, the Commencement Date, occurred; provided, however, that the monthly Base Rent shall be increased on each Adjustment Date by at least fifteen percent (15%) of the monthly Base Rent then in effect but not more than twenty percent (20%) of the monthly Base Rent then in effect, which increase shall be cumulative and compounded. As used in this paragraph, the “CPI” means the Consumer Price Index for All Urban Consumers, Los Angeles - Riverside - Orange County Area, All Items (1982-1984 = 100) published by the U.S. Department of Labor, Bureau of Labor Statistics (“Bureau”), or if the CPI is no longer published, the Bureau’s most comprehensive official index then in use that most nearly corresponds to the CPI. If such subsequent index is calculated from a base different from the base period (1982-1984 = 100), figures used for calculating the adjustment shall first be converted to the base period used under a formula supplied by the Bureau. If the Bureau shall no longer publish such an index, another index generally recognized as authoritative shall be substituted by Lessor.”

53. Paragraph 2.3. The following is added to the end of Paragraph 2.3:

“However, within thirty (30) days following the expiration or sooner termination of this Lease, Lessor shall reimburse Lessee for the unamortized portion of the actual cost of the Capital Expenditure required to be made by Lessee under this Lease, subject to the following conditions: (1) the required Capital Expenditure was not necessitated as a result of any Alteration or Utility Installation, (2) the required Capital Expenditure was not necessitated as a result of Lessee’s use of all or any portion of the Office Building for any purpose other than general office use, (3) the required Capital Expenditure was not the result of Lessee’s use of all or any portion of the Warehouse Building for any purpose other than general warehouse use, (4) the required Capital Expenditure was not voluntary or necessitated by Lessee’s misuse or neglect or failure to comply with the terms of this Lease, (5) at the time of such reimbursement, Lessee is not in Default under any of its obligations under the Lease, (6) Lessee has delivered to Lessor, within thirty (30) days following the date that Lessee originally incurred the required Capital Expenditure, written notice of the nature and cost of the required Capital Expenditure and receipts showing payment thereof, and (7) the cost of the required Capital Expenditure (provided Tenant is entitled to reimbursement pursuant to the terms of this Paragraph 2.3) shall be amortized on a straight line basis over a period equal to the useful life thereof for federal income tax purposes. For purposes of determining the unamortized portion of the actual cost of the required Capital Expenditure, only that portion of the useful life of the Capital Expenditure that exceeds the remaining unexpired Term of the Lease (as the same may have been extended pursuant to Paragraph 66 below) shall be considered the unamortized portion.”

54. Paragraph 5. The following is added to the end of Paragraph 5(a):

“(b) Pursuant to Paragraph 1.6(b) of this Lease, Lessee is not required to deliver a Security Deposit in connection with its execution of this Lease. However, if at any time during the Original Term or any Option Term of this Lease, as a result of an “assignment” (as such term is defined in the Paragraph 12 of the Lease), the “Net Worth of Lessee” (as such term is defined in Paragraph 12.1(c) of this Lease) is reduced by an amount greater than twenty five percent (25%) of such Net Worth as it was represented at the time of Lessee’s execution of this Lease (provided that such reduction in Net Worth is not merely the result of a change in the method of the calculation of Net Worth in accordance with a revision to applicable generally accepted accounting principals), then Lessee shall, upon five (5) business days’ written notice from Lessor, deliver to Lessor a Security Deposit in an amount equal to twelve (12) times the then current monthly Rent payable under this Lease; provided, however, at Tenant’s election, it may provide Landlord with an irrevocable standby letter of credit, in lieu of a cash security deposit, provided that such letter of credit (i) is in an amount equal to twelve (12) times the then current monthly Rent payable under this Lease, (ii) is issued by a financial institution with a Standard and Poor’s rating of “A-” or better and otherwise reasonably acceptable to Landlord, (iii) have an initial term of at least twelve (12) months, and (iv) be in form and content reasonably satisfactory to Landlord; provided further, however, that if not later than thirty (30) days prior to the scheduled expiration date of any such letter of credit, Lessee fails to (x) renew the term of such letter of credit, (y) replace such letter of credit with a new letter of credit meeting the requirements of this Paragraph 5(b), or (z) deliver to Lessor cash in the full amount of the Security Deposit required hereunder, then Lessor may immediately make a full draw on such letter of credit. If Lessee renews the term of such letter of credit or replaces such letter of credit with a new letter of credit meeting the requirements of this Paragraph 5(b), then the foregoing proviso shall apply to that renewed letter of credit or replacement letter of credit and to any subsequent renewals or replacements.

(c) Notwithstanding the foregoing, Lessor shall return the Security Deposit (or letter of credit, as applicable) to Lessee (less any portion used or applied by Lessor pursuant to the terms of this Lease) in the event that, following Lessor’s receipt of such Security Deposit (or letter of credit), Lessee reasonably demonstrates to Lessor that the Net Worth of Lessee has (for a period of at least four (4) consecutive quarters) returned to a level that exceeds seventy five percent (75%) of such Net Worth as it was represented at the time of Lessee’s execution of this Lease (provided that such increase in Net Worth is not merely the result of a change in the method of the calculation of Net Worth in accordance with a revision to applicable generally accepted accounting principals). Following any refund of Security Deposit pursuant to this Paragraph 5(c), the provisions of Paragraph 5(b) above shall continue in full force and effect and Lessee will be required to deliver a Security Deposit (or letter of credit) to Lessor if required pursuant to Paragraph 5(b).”

55. Paragraph 6.2(c). The following is added to the end of Paragraph 6.2(c):

“Upon termination of this Lease, Lessee shall cause any and all Hazardous Substance(s) (including any Permitted Substances) stored on or about the Premises by or with the permission of Lessee and any contamination arising out of the activities of Lessee or any of Lessee’s Parties to be completely removed prior to Lessee’s vacating the Premises, at Lessee’s expense and in compliance with all Applicable Requirements. Lessee shall be liable for any and all costs, liabilities and expenses incurred by Lessor on Lessee’s behalf should Lessee fail to fulfill its obligations described in this paragraph. Without limiting anything in the Lease, Lessor shall have the right to conduct periodic (but no more that twice per year) environmental inspections of the Project; provided, however, that Lessor shall give Lessee not less than ten (10) days prior written notice of any such inspections and shall comply with Lessee’s reasonable requirements regarding scheduling and manner of conducting such inspections so that the same will cause as little interference as reasonably practicable with the permitted conduct of Lessee’s business at the Premises. Lessee shall reimburse Lessor for all costs incurred in connection with such inspections (not to exceed $3,000.00 per inspection within ten (10) days following Lessor’s presentation to Lessee of a written invoice therefor.”

56. Paragraph 6.3. The following is hereby inserted at the end of Paragraph 6.3:

“To the extent that Lessee’s compliance with Applicable Requirements requires Lessee to incur a Capital Expenditure, then Lessor shall reimburse Lessee for the unamortized cost of such Capital Expenditure in accordance with the terms of Paragraph 2.3 hereof. Furthermore, Lessee shall be responsible for obtaining any permit, business license, or other permits or licenses required by any governmental agency permitting Lessee’s use or occupancy of the Premises. In no event shall the Premises be used for any of the Prohibited Uses set forth on Exhibit “C” attached hereto.”

57. Paragraph 7.3(b). The second sentence of Paragraph 7.3(b) is hereby deleted in its entirety and replaced with the following:

“Lessee may, however, make Alterations and Utility Installations to the Premises (excluding the roof) without such consent, but upon ten (10) business days’ prior written notice to Lessor, provided that and only so long as they (i) do not affect structural or exterior aspects of the Buildings or the Project, (ii) do not involve puncturing, relocating or removing the roof or any existing load-bearing walls or structures and (iii) will not adversely affect the electrical, plumbing, HVAC, life safety or other Building systems or the value of the Project.”

58. Paragraph 7.4(c). The following is hereby added at the end of Paragraph 7.4(c).

“Notwithstanding anything in this Paragraph 7.4 or the Lease to the contrary, Lessee shall have no obligation to remove any Lessee Owned Alterations and/or Utility Installations made or installed with Lessor’s prior written consent and Lessee shall have no obligation to restore the Premises to their original conditions; provided that Lessee shall return the Premises in good order, condition and repair, ordinary wear and tear excepted.”

59. Paragraph 8.2(a). The following is hereby added at the end of Paragraph 8.2(a):

“Lessee shall also carry and maintain in full force and effect, at its sole cost and expense (i) business automobile liability insurance having a combined single limit of not less than Three Million Dollars ($3,000,000) per occurrence and insuring Lessee against liability for claims arising out of ownership, maintenance, or use of any owned, hired or non-owned automobiles and (ii)

workers’ compensation insurance having limits not less than those required by state statute and federal statute, if applicable, and covering all persons employed by Lessee in the conduct of its operations on the Premises (including the all states endorsement and, if applicable, the volunteers endorsement), together with employer’s liability insurance coverage in the amount of at least One Million Dollars ($1,000,000).”

Paragraph 8.5. The following language is added at the end of Paragraph 8.5 of the Lease:

“Notwithstanding anything to the contrary set forth in this Lease, and without limiting Lessee’s obligations under this Lease to maintain or reimburse Lessor for the types and amounts of insurance required herein, Lessee shall carry not less than the minimum amount and types of insurance required by a First Lien Lender based on its customary standards for similar property, as such amounts and types of insurance may be adjusted from time to time by such First Lien Lender.”

60. Paragraph 9.3(b). The following language is added at the end of Paragraph 9.3(a) of the Lease as a new Paragraph 9.3(b):

“(b) If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), and provided that Lessee has not received Lessor’s written notice to terminate this Lease as provided in Paragraph 9.3(a) above, Lessee may elect to terminate this Lease by giving written notice to Lessor within thirty (30) days after receipt by Lessee of knowledge of the occurrence of such damage. Such termination shall be effective sixty (60) days following the date of such notice. In the event Lessee elects to terminate this Lease under this paragraph, Lessor shall have the right within ten (10) days after receipt of the termination notice to give written notice to Lessee of Lessor’s commitment to pay for the repair of such damage without reimbursement from Lessee. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonable possible.”

61. Paragraph 9.4(b). The following language is added at the end of Paragraph 9.4(a) of the Lease as a new Paragraph 9.4(b):

“(b) If a Total Destruction that is not an Insured Loss occurs, unless caused by a grossly negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), and provided that Lessee has not received Lessor’s written notice to terminate this Lease, Lessee may elect to terminate this Lease by giving written notice to Lessor within thirty (30) days after receipt by Lessee of knowledge of the occurrence of such Total Destruction. Such termination shall be effective sixty (60) days following the date of such notice. In the event Lessee elects to terminate this Lease under this paragraph, Lessor shall have the right within ten (10) days after receipt of the termination notice to give written notice to Lessee of Lessor’s commitment to pay for the repair of such damage without reimbursement from Lessee. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonable possible.”

62. Paragraph 12.1(c). The following language is added at the end of Paragraph 12.1(c) of the Lease:

“In the event that Lessee delivers (and Lessor continues to hold) the full amount of the Security Deposit required under Paragraph 5 of this Lease as a result of the reduction of the Net Worth of Lessee (as provided in Paragraph 5), then an assignment as described in Section 12.1(c) shall not require Lessor’s consent,”

63. Paragraph 12.2(e). The following language is added at the end of Paragraph 12.2(e) of the Lease:

“Lessor shall not unreasonably withhold its consent to any proposed assignment or sublease by Lessee; however, Lessee agrees that Lessor may consider all reasonable factors relating to the proposed new assignee or sublessee and the Premises, including, without limitation, the financial capacity and economic condition of the proposed new lessee, wear and tear on facilities, conformity to the use provision in the Lease, credit, and rent payment history of the proposed new assignee or sublessee. In addition, Lessor’s consent shall be subject to and conditioned upon compliance with reasonable standards and conditions required by Lessor, including, without limitation:

(1) Lessor’s receipt from Lessee, not less than forty-five (45) days prior to any proposed transfer, of a written request for Lessor’s consent which request shall set forth (i) the name of the proposed assignee or sublessee, (ii) the financial details and other terms of any proposed transfer, (iii) the type and history of the performance of the business of any proposed transferee and (iv) such bank, credit, tax returns, financial and other reasonable information concerning any proposed transferee as Lessor may require.

(2) The assignee or sublessee shall assume in writing, and on a form of document approved by Lessor, all of Lessee’s obligations under the Lease so assigned or sublet and Lessee has provided Lessor with a copy of such approved form of assignment or sublease at least fifteen (15) days prior to the effective date of such assignment or sublease.

(3) With respect to any assignment or sublease to any entity other than a Permitted Assignee (unless such assignment or sublease to a Permitted Assignee is a subterfuge designed to deny Lessor the benefits of this paragraph), payment to Lessor of fifty percent (50%) of any “Transfer Premium” as and when such Transfer Premium is actually received by Lessee. “Transfer Premium” shall mean the aggregate of all monthly base rent and other consideration (including, without limitation, key money, bonus money or other consideration of any nature paid by a transferee to Lessee in connection with such transfer, any payment in excess of fair market value for services rendered by Lessee to the transferee or any affiliate of such transferee, any payment in excess of fair market value for assets, fixtures, inventory, equipment, or furniture transferred by Lessee to the transferee or any affiliate of such transferee in connection with such transfer, and incentives, discounts or complimentary or reduced cost products or services) actually paid to Lessee or which may be realized by Lessee for the transfer over the entire term of the assignment or subletting which is the subject of the transfer, which is in excess of the aggregate monthly Base Rent payable by Lessee under the Lease for the same period of time (and if such transfer is for less than all of the Premises, the Transfer Premium shall be calculated on a rentable square foot basis), after deducting (A) to the extent that Lessee has previously assigned or sublet all or any portion of the Premises (in compliance with the terms and conditions of this Lease) pursuant to a transaction which does not generate a Transfer Premium (a “Below-Rent Sublease”), the amount by which the total consideration received by Lessee in connection with such Below-Rent Sublease is exceeded (if at all) by the Rent paid by Lessee to Lessor during the effective term of such Below-Rent Sublease (provided that such excess, if any, shall be deducted on a one-time basis only), and (B) the reasonable expenses paid by Lessee for (i) any tenant improvement or other allowances paid for by Lessee in connection with the transfer, (ii) any out-of-pocket monetary rent concessions provided by Lessee to the transferee, and (iii) any brokerage commissions paid for by

Lessee in connection with the transfer. Notwithstanding anything to the contrary, Lessor’s right to fifty percent (50%) of any Transfer Premium shall be personal to the original Lessor named in this Lease and any Lessor Affiliate. Further, notwithstanding anything to the contrary in this Lease, any Transfer Premium shall be payable only as and when actually received by Lessee; thus, by way of example: (X) if a transfer results in the transferee paying installments of monthly rent for a period of time which are equal to the installments of Base Rent payable by Lessee during the same period, followed by the payment of installments of monthly rent for a period of time in excess of the installments of monthly Base Rent payable by Lessee during the same period, then Lessee shall only be required to begin paying the Transfer Premium during the period when such excess is actually paid and received and as it is actually paid and received, and (Y) if a transfer results in the transferee paying installments of monthly rent for a period of time which are less than the installments of monthly Base Rent payable by Lessee during the same period, followed by the payment of installments of monthly rent for a period of time in excess of the installments of monthly Base Rent payable by Lessee during the same period, then Lessee shall only be required to begin paying the Transfer Premium at such time, if any, when the total installments of monthly rent paid by the transferee begin to exceed the total installments of monthly Base Rent paid by Lessee during the same period. For purposes of this Lease, a “Lessor Affiliate” means (i) any entity controlling, controlled by or under common control with Lessor, (ii) any entity with which Lessor has merged or consolidated, (iii) any entity which acquires all or substantially all of the partnership interests or assets of Lessor, or (iv) any entity that is controlled by or under common control with any existing (as of the date of execution of this Lease) partner of Lessor. For purposes of determining whether an entity is a “Lessor Affiliate,” the term “control” shall mean the ownership of substantially all of the outstanding partnership interests or assets of Lessor or any existing partner of Lessor, or the possession (direct or indirect) of power to direct or control the direction of management and policy of Lessor or any existing partner of Lessor, through the ownership of partnership interests, by contract or otherwise.”

64. Paragraph 12.4. The following is hereby added after Paragraph 12.3 as a new Paragraph 12.4:

“12.4 Permitted Assignment/Sublease. Notwithstanding the above, and provided that Lessee is not (i) in Default in the payment of Rent under this Lease or in Default of any other obligation which, if not taken or remedied, could affect the health or safety of persons or could cause damage to personal property, or (ii) in Breach of any other term of this Lease, Lessee shall have the right, with not less than thirty (30) days’ prior written notice to Lessor, to, without Lessor’s prior consent, (A) assign the Lease, or sublease the Premises in whole or in part, to a Permitted Assignee (as defined below), (B) sublease, in the aggregate, not more than fifty percent (50%) of the total rentable square footage of the Office Building, and (C) sublease, in the aggregate, not more than fifty percent (50%) of the total rentable square footage of the Warehouse Building, provided that all of the following conditions exist:

(a) No event as described in Paragraph 12.1(c) has occurred;

(b) The assignee or sublessee continues to operate from the Premises for the Agreed Use and pursuant to all of the terms and provisions of this Lease; and

(c) The assignee or sublessee shall assume in writing, and on a form of document approved by Lessor, all of Lessee’s obligations under the Lease so assigned or sublet and Lessee has provided Lessor with a copy of such approved form of assignment or sublease at least fifteen (15) days prior to the effective date of such assignment or sublease.

For purposes of this Lease, a “Permitted Assignee” means (i) any entity controlling, controlled by or under common control with Lessee, (ii) any entity with which Lessee has merged or consolidated, or (iii) any entity which acquires all or substantially all of the shares of stock or assets of Lessee, and which continues to operate substantially the same business at the Premises as had been maintained by Lessee. For purposes of determining whether an entity is a “Permitted Assignee,” the term “control” shall mean the ownership of substantially all of the outstanding voting stock or assets of Lessee, or the possession (direct or indirect) of power to direct or control the direction of management and policy of Lessee, through the ownership of voting securities, by contract or otherwise. No such assignment or subletting shall become effective until Lessee has provided Lessor with such resolutions and documentation evidencing the existence of, the authority of and the assumption of lease obligations by such assignee or sublessee. Notwithstanding any assignment or sublease of this Lease to a Permitted Assignee or any other party approved by Lessor, Lessee shall continue to remain liable on this Lease for the performance of all terms, including, without limitation, the payment of Rent unless Lessee is expressly released in writing by Lessor.”

65. Mortgagee Protection. Lessee agrees to give any holder of any mortgage or deed of trust secured by the Real Property, by registered or certified mail or nationally recognized overnight delivery service, a copy of any notice of default served upon the Lessor by Lessee, provided that, prior to such notice, Lessee has been notified in writing (by way of service on Lessee of a copy of assignment of rents and leases or otherwise) of the address of such holder of a mortgage or deed of trust for purposes of Lessee giving notice to such holder. Lessee further agrees that the holder of any mortgage or deed of trust shall have the right to cure or correct such default for an additional sixty (60) days following the expiration of the time allowed for Lessor to cure any default hereunder. Notwithstanding the foregoing, in no event shall any holder of any mortgage or deed of trust have any obligation to cure any default of the Lessor.

66. Option to Extend.

65.1 Option Right. Lessor hereby grants Lessee four (4) separate options (each an “Option” and together, the “Options”) to extend the Original Term of this Lease, for periods of five (5) years each (each, an “Option Term”), which Options shall be exercisable only by written notice delivered by Lessee to Lessor as set forth below. The monthly Base Rent payable by Lessee during each Option Term shall be increased in accordance with Paragraph 1.5(c).

65.2 Exercise of Option. Subject to the terms and conditions set forth in Paragraph 39.4 hereof, the Options shall be exercised by Lessee only if Lessee delivers written notice (“Election Notice”) to Lessor not more than twelve (12) months nor less than nine (9) months prior to the expiration of the Original Term or the applicable Option Term, stating that Lessee has elected to exercise the next available Option. Lessee’s failure to deliver the Election Notice within the dates specified above shall be deemed to constitute Lessee’s election not to exercise the applicable Option and all subsequent Options, in which case such Option and all subsequent Options shall be deemed null and void and of no force or effect. If Lessee timely and properly exercises its Options, the Original Term of the Lease shall be extended for the applicable Option Term upon all of the terms and conditions set forth in this Lease, except that the monthly Base Rent for the Option Term shall be as indicated above.

67. Termination of Existing Lease. Lessor and Lessee are currently parties to a certain Standard Sublease dated November 25, 1997 (the “Existing Lease”) pursuant to which Lessee leases certain portions of the Project consisting of buildings 1 and 4 and the third floor of the Office Building.

Commencing upon the later of (i) the date that Lessee is required to vacate the Office Building upon and subject to the terms set forth in Lessor’s written notice or (ii) the date that Lessee actually vacates the Office Building (and removes all of its personal property therefrom), Lessee’s rent payable under the Existing Lease shall be reduced pro rata by the amount of rent payable by Lessee under the Existing Lease for the portion of the Office Building leased and vacated by Lessee. Furthermore, commencing upon Lessor’s commencement of the demolition of buildings 1 and 4 (the Human Resource building and Security building) included within Construction Phase 3, Lessee shall be relieved of paying future rent under the Existing Lease and Lessor and Lessee shall execute a commercially reasonable Lease Termination Agreement promptly following the commencement of demolition of buildings 1 and 4. If after the above-mentioned pro-rata reduction in rent (y) the remaining monthly rent payable under the Existing Lease for the period following such reduction and until the termination of the Existing Lease plus (z) the monthly Base Rent payable under this Lease for the same period exceeds 100% of the total monthly Base Rent (as calculated under Paragraph 1.5 of this Lease), then Lessee shall only be responsible to pay an amount equal to 100% of the total monthly Base Rent payable under this Lease as if substantial completion of Construction Phase 3 had occurred for such period, as monthly rental under both this Lease and the Existing Lease. If the Final Base Rent Statement discloses that Lessee has paid in excess of 100% of the monthly Base Rent payable under this Lease (as if substantial completion of Construction Phase 3 had occurred for such period) for such period, Lessee may deduct such excess from subsequent monthly Base Rent payments until such excess has been fully recovered by Lessee.”

68. No Abatement or Termination. Notwithstanding anything to the contrary in the Lease or at law, in no event shall Lessee have any right to abate or withhold full payment of Rent or to terminate the Lease for any reason, except as expressly provided to the contrary in Paragraph 14 of this Lease.

69. Rights of Lessee if Lessor Elects to Sell. Subject to the terms and conditions of this Paragraph 69, during the Term of this Lease (as the same may be extended pursuant to Paragraph 66 above), prior to selling the Buildings, or either of them, in an arm’s length transaction to any third party that is not a Lessor Affiliate, Lessor shall deliver a written offer (“Offer”) to Lessee setting forth in reasonable detail the terms (including, without limitation, price and method of payment) (the “Third Party Terms”) upon which Lessor in good faith then proposes to offer to sell the Building(s) to such third parties (which Offer must be delivered to Lessee whether the Third Party Terms have been proposed by or to Lessor). Notwithstanding anything to the contrary, in no event shall Lessor be obligated to deliver an Offer to Lessee unless Lessor has determined, in its sole and absolute discretion, that Lessor is willing to sell the Building(s) pursuant to the terms of such Offer. If Lessor sells the Buildings, or either of them, to a Lessor Affiliate (which sale to a Lessor Affiliate, notwithstanding anything to the contrary, may be consummated any time, in Lessor’s sole and absolute discretion, upon any terms whatsoever [subject only to the remainder of this sentence], without any requirement to present an offer to Lessee), such Lessor Affiliate shall be bound by this Paragraph 69 in the event that such Lessor Affiliate subsequently proposes to sell the Building(s) to a third party that is not a Lessor Affiliate.

Lessee shall have a right for a period of twenty-one (21) days after delivery of the Offer to elect to purchase the Building(s) on the same terms and conditions set forth in the Offer by delivery of a written notice to Lessor accepting the offer (the “Acceptance”) accompanied by a deposit (the “Deposit”) in the amount of five percent (5%) of the total sales price set forth in the Offer. If Lessee does not timely deliver the Acceptance of the Offer without any modification, or if Lessee fails to deliver the Deposit together with the Acceptance, then (a) Lessor shall be free to sell the Building(s) to a third party on substantially the same economic terms as set forth in the Offer

(subject to the provisions set forth below in this paragraph that permit Lessor to sell to a third party on other terms so long as they are not Substantially More Favorable Terms [as defined below]), (b) Lessee’s right to purchase the Buildings shall automatically terminate, and (c) Lessee’s right of first offer provided under this Paragraph 69 shall immediately terminate and be of no further force or effect. If Lessor elects to sell the Building(s) to a third party on terms that are Substantially More Favorable Terms, then Lessor shall present such Substantially More Favorable Terms to Lessee with respect to the Building(s), at which time Lessee shall have ten (10) days to accept such Substantially More Favorable Terms (if Lessee does not timely notify Lessor of its acceptance of the Substantially More Favorable Terms, then Lessee shall be deemed to have rejected the same). If Lessee rejects the Substantially More Favorable Terms (or is deemed to have rejected the same), then Lessor shall be free to sell the Building(s) to anyone to whom Lessor desires on the Substantially More Favorable Terms (or on any terms that are less favorable to the purchaser), and Lessee’s right of first offer and right to purchase the Building(s) shall terminate upon the consummation of such sale of the Building(s) to a third party. The term “Substantially More Favorable Terms” as used in this paragraph shall mean that the aggregate purchase price offered to the prospective buyer is less than ninety-five percent (95%) of the aggregate purchase price set forth in the Offer.

If Lessee timely and properly accepts the Offer (as evidenced by its timely delivery to Lessor of the Acceptance together with the Deposit), then Lessor shall prepare a purchase agreement on Lessor’s commercially reasonable form (the “Purchase Agreement”) which shall contain the terms of the Offer, shall be on an “as-is” basis, and shall not contain any representations or warranties whatsoever (other than customary authority representations and representations that Lessor has not granted rights to purchase the Building(s) to other parties). If Lessee fails to execute and deliver the Purchase Agreement (without modification) to Lessor within twenty (20) days following Lessor’s delivery of the same to Lessee, then (i) Lessor shall be free to sell the Buildings to a third party on such terms and conditions as Lessor and such third party shall agree, which may differ from the terms offered to Lessee, (ii) Lessee’s right to purchase the Buildings shall automatically terminate, and (iii) Lessee’s right of first offer provided under this Paragraph 69 shall immediately terminate and be of no further force or effect. Neither Lessee’s rent payments nor any other payments made by Lessee to Lessor pursuant to this Lease shall be applied against the Deposit or purchase price payable under the Purchase Agreement, and Lessee shall be required to pay Base Rent and all other amounts under this Lease through and pro rated as of the closing date (i.e., the date upon which the sale of the Building(s) to Lessee is consummated).

This right of first offer shall be personal to the Lessee named in this lease (the “Original Lessee”) and any Permitted Assignee, and shall not be assignable except to a Permitted Assignee. Additionally, the rights contained in this Paragraph 69 may only be exercised by the Original Lessee or a Permitted Assignee (and not any other assignee, sublessee or other transferee of the Original Lessee’s interest in the Lease) if the Original Lessee or the Permitted Assignee directly leases and occupies at least seventy five percent (75%) of the rentable square feet of the Building(s) which are the subject of the Offer as of the date of the Offer and Acceptance. Neither Lessee nor a Permitted Assignee shall have the right to purchase the Building(s) as provided in this Paragraph 69 if, as of the date of the Offer or Acceptance or, at Lessor’s sole option, as of the scheduled closing of the sale of the Building(s), Lessee or such Permitted Assignee is in monetary default under this Lease. Notwithstanding anything to the contrary set forth in this Paragraph 69, the right of first offer set forth in this Paragraph 69 shall not apply to any transfer or sale of all or any part of the Building(s) to any Lessor Affiliate. This right of first offer shall, however, expire and cease to be of any further force or effect (A) in the event Lessee fails to timely or properly exercise its right to purchase the Building(s) in accordance with the terms of this Paragraph 69; (B) in the event of any transfer or sale of the Building(s) to any party not described in the foregoing sentence provided that Lessor shall have previously complied with the terms of this Paragraph 69, or (C) if Lessee shall, for any reason whatsoever, fail to consummate the purchase of the Building(s) as to which Lessee exercised its right of first offer under this Paragraph 69. Upon the expiration or termination of Lessee’s right of first offer, Lessee agrees to execute any documents requested by Lessor to confirm that Lessee’s right of first offer is of no further force or effect. Notwithstanding anything to the contrary contained in this Lease, if the Purchase Agreement (after execution by the parties hereto pursuant to this Paragraph 69) is terminated for any reason, then this Lease shall continue in full force and effect as if such Purchase Agreement had not existed (although Lessor and Lessee shall retain any rights they may have under the Purchase Agreement arising out of such termination). Notwithstanding anything to the contrary contained in this Lease, it is agreed that Lessee’s right of first offer applies to a proposed sale of the Buildings whether individually or collectively; that is to say, if Lessor proposes to sell both Buildings this Paragraph 69 shall apply and if Lessor proposes to sell only one of the Buildings, this Paragraph 69 shall apply to that proposed sale and the right of first offer shall continue in effect as to the other Building whether or not Lessee exercises its right of first offer or completes a purchase as to the Building which is proposed to be sold.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Addendum concurrently with their execution of the Lease.

“LESSOR”

ATLANTIC AND SHEILA, L.P.,

a California limited partnership

By: IDS Equities GP One, LLC, its General Partner

By: IDS Equities, LLC,

a California limited liability company

Its: Managing Member

By:

Murad M. Siam

Its: Manager

“LESSEE”

UNIFIED WESTERN GROCERS, INC.

a California corporation

By:

Name: Robert M.

Its: EVP and General Counsel

By: Gary C. Hammett

Name: GARY C. HAMMETT

Its: VICE PRESIDENT

EXHIBIT “A”

PROJECT COSTS

This Exhibit “A” sets forth certain basic terms that shall be applicable to the construction of the Improvements on the Premises, as more particularly described in the Lease and the Work Letter. This Exhibit shall be deemed a part of the Lease to which it is attached. Capitalized terms which are used herein and not otherwise defined shall have the meanings given in the Lease.

For the purposes of calculating the monthly Base Rent pursuant to Paragraph 1.5 of the Lease, the total cost to develop the Project (the “Project Costs”) shall equal the sum of the amounts (without duplication) described in Paragraphs 1 through 3, inclusive, provided, however, that the sum of all Project Costs shall be reduced by the amount of any Direct Pay Amounts (as such term is defined in the Work Letter) timely paid from Lessee to Lessor as set forth in Section 8.2 of the Work Letter.

1. Acquisition Cost. The total costs, fees and expenses incurred by Lessor in connection with its acquisition of the Project, including the purchase price paid and all out of pocket costs paid or charged to Lessor (including, without limitation, escrow and title charges, broker’s commissions, acquisition fees, loan fees and expenses, insurance costs and fees, legal and accounting fees and fees paid to consultants) (“Acquisition Costs”).

2. Cost of the Improvements. All costs, fees and expenses incurred in connection with the construction and development of the Improvements and of obtaining all permits, approvals, authorizations and licenses required to construct the Improvements.

3. Soft Costs. All costs, fees and expenses incurred by Lessor in connection with the design, development and construction of the Improvements (as defined in the Work Letter), including, without limitation:

3.1 Design Fees. All architectural (including landscape architecture), engineering, and other design consulting fees.

3.2 Governmental Fees. All fees, exactions, mitigations, and permit fees imposed or required by any administrative, governmental or quasi-governmental agency with jurisdiction over the Project.

3.3 Financing. All interest, costs and loan fees payable by Lessor on any construction loan or loans obtained by Lessor for the construction of the Improvements (the “Construction Financing”), together with all taxes and insurance required by or related to such Construction Financing.

3.4 Commissions. Commissions paid or incurred by Lessor in connection with this Lease in an amount equal to Two Hundred Thirty One Thousand Five Hundred Thirty Two and 63/100 Dollars ($231,532.63) (the “Lease Commissions”), which Lease Commissions are payable to IDS Real Estate Group.

3.5 Contractor’s Fees. All fees and charges of Contractor and any other contractor (including profit) with respect to the Improvements.

3.6 Construction Management Fee. A fee equal to four percent (4%) of the total hard and soft costs in connection with the design, engineering and construction of the Improvements; provided that following Lessee’s approval (or deemed approval) of a cost estimate based on the Approved Final Plans, such four percent (4%) fee shall not be charged against costs in excess of the cost estimate approved (or deemed approved) by Lessee (but only to the extent that any such excess costs are not the result of (i) a Change Order or Change Orders, (ii) any Lessee Delays, (iii) any category of costs not covered by the cost estimate).

3.7 Other Costs. All costs arising from the maintenance of completion and other bonds with respect to the construction of the Improvements; all premiums for insurance policies maintained by Lessor covering the Project and in connection with construction of the Improvements from and after the date of this Lease; the cost of any and all surveys performed in association with the construction of the Improvements, and all other costs, fees and expenses (including, without limitation, legal, accounting, professional and consultant fees, costs and expenses) incurred and/or paid by Lessor in connection with the design, permitting, construction and development of the Improvements, and all other costs, fees and expenses designated in the Lease or the Work Letter as “Project Costs.”

All Project Costs shall be calculated on an “open book” basis and Lessee shall have the right to review all documentation reasonably related to Lessor’s determination of the Project Cost, provided, however, that Lessee shall keep all such documentation confidential and shall not disclose any such documentation (or any information therein) to any person or party other than Lessee’s accountants and attorneys, or except as otherwise required by law. If Lessee desires to review any such documentation, Lessee shall provide Lessor with at least 48 hours prior written notice and Lessor shall make such documents available for Lessee’s review at Lessor’s offices.

EXHIBIT “B”

INITIAL BUDGET

INITIAL BUDGET

	HARD COSTS		Contracted & Projected
2			
3	**Bldg 2 (3-story Office Building)**		
4	Relocate front & rear glass entry doors		$10,500
5	Add elevator		$86,400
6	ADA Ramp to elevator		$16,200
7	Elevator Structure		$118,800
8	Repaint bldg. Exterior		$5,638
9	Outdoor Seating Area/Lunch		$6,300
10	ADA Bathrooms		$0
11	Electrical Gear east of Bldg. 2		$115,000
12	Demo 3 floors of TI		$87,630
13	Per UWG floor plans rec'd on 10/14/2004		$884,575
14	Chiller Repairs		$0
15	Boiler Repairs		$0
16			$1,331,043
17	**Bldg 3 (Warehouse)**		
18	Repair dock levelers allowance		$914
19	Repair 3 downspouts		$0
19a	Repair draft curtains in warehouse		$8,400
20	Repaint bldg. Interior		$0
21	Repaint bldg. Exterior		$22,000
22	TI remodel allowance	$	276,272.66
23	Landlord contribution to HVAC cost	$	(48,373.33)
24	Demo dry heads in warehouse		$3,825
25	Replace fire hoses		$0
26	Re-certify system		$500
27	Patch/Repair slab throughout		$3,026
28	Remove demising walls /maint. Area office		$0
29	Remove drive-in ramp on east side		$0
30	Remove 'spotty' insulating and replace		$0
31	Repair slab at removed cooler walls		$0
32	Warehouse interior demo (consolidated)		$71,935
33	remove dock doors, replace with singles		$13,350
33a	WH perimeteter hollow metal door repl/repairs		$10,400
34	Add pilasters to split dock doors into singles		$0
35	Add bollards for track protection		$16,200
35a	Repair WH column bases where damaged		$11,000
36	Install six new pit levelers (mechanical)		$0
37	Add dock indicator lights		$5,000
38	Add dock restraints		
39	ADA Ramp		$27,117

1 OF 5

INITIAL BUDGET

40	Additional warehouse strip lighting		$0
41	Re-lamp / re-ballast ex fixture as needed		$19,155
42			**$440,722**
43	**Bldg 1 (Old Bank Building)**		
44	Remove		$39,398
45	**Bldg 4 (Gym building)**		
46	Remove		$7,344
47	**Bldg 5 (Unified Western Grocers Demo)**		
48	Remove		$37,508
49			**$84,250**
50	**Site-Truck Loading/Parking**		
51	Remove all interior trees		$8,208
52	Pulverize asphalt		$7,121
53	2 double head light poles in truck area		$0
54	Remove 6" for export		$5,500
54a	Export for balance of site		$10,164
55	Fine grading above area		$0
55b	Fine grading for balance of site		$21,780
56	Remove Trash Enclosure		$0
57	Remove all planters		$1,350
58	Demo Fence E. Parking Area		$0
59	Metal Dowels @ 18" OC		$812
60	Remove concrete east sid eof bldg 3		$0
61	Phase I consolidated site demo		$0
62	6" concrete apron (Ph I)		$116,090
62a	6" Concrete apron (Ph II)		$198,372
63	deduction for asphalt in lieu of concrete		$0
64	Phase I demo budget total		$0
65	Phase I demo budge variance		$0
66	Relocate hydrants (3)		$27,000
67	Concrete patch-back by KCS		$0
68			**$396,396**
69	**Office Parking Lot**		
70	Remove center planters		*$3,240*
71	Remove existing fence east side		*$4,860*
72	Remove existing glass breezeway		*$2,700*
73	Conc-block + overhead steel awning		*$219,455*
74	Grade transition between office and parking		*$8,640*
75	Install C & G immediately around building		*$6,566*
76	Landscaping		*$64,260*
77	Install W.I. Fence		*$40,500*
78	1" Asphalt Over-lay office parking lot		*$57,936*
79			**$408,157**
80			

2 OF 5

INITIAL BUDGET

81	Phase I Supervision	$11,258
81a	Phase II & III Supervision	$24,000
82		
83	Siesmic upgrade $1.70 per sq ft (per Ajit)	*$215,560*
84		**$250,818**
85		
86	**Subtotal**	**$2,911,386**
87		
88	Insurance	$43,671
89	General Conditions	$116,455
90	Contractor's Contingency	$0
91	Contractor's Fee	$279,751
92	Total	**$439,877**
93		
94	Cafeteria (including consultant)	*$100,000*
95	Scissor lift for Cafeteria loading	*$15,000*
96		**$115,000**
97		
98	**Total Hard Costs**	**$3,466,264**
99		
100	**SOFT COSTS**	
101		
102	**Shell & Site Renovation Architectural Fees**	
103	Elevator shaft & stair drawings (include MPE)	$55,000
104	Civil Engineering Drawings	$25,000
105		
106	**T I Architectural fees Bldg. 2**	
107	Warehouse TI Drawings	$12,318
108	Warehouse MEP Drawings	$4,700
109	Soil engineer for yard work	$750
110	Warehouse building permits	$2,230
111	Warehouse health dept plan check	$667
112	Space Planning and Design $.15 x 36,480 ft	$0
113	Record Drawings Data Base $.15 x 36,480 ft	$0
114	TI Mech/Plumbing drawings	*$27,000*
115	TI Electrical Engineering	$0
116	Construction Documents $1.50 x 36,480 ft	*$54,720*
117		
118	Reimbursible Expenses	$36,055
119		
120	City Permits / Fees	$35,000
121		
122	Course of Construction Insurance	$7,100
123	**Total Soft Cost**	**$260,540**
124		
125	**Total Cost**	**$3,726,803**
126	Construction Management Fee	$149,072
127	**Project Total**	**$3,875,876**

3 OF 5

Atlantic and Sheila, LP

Summary of Invoices

1/28/2005

Prepared For Unified Western Grocers

Payee Invoice Amount Description

Acquisition Price

Seller Escrow/Title $ 9,350,000.00 Acquisition Price

Fidelity National Title Escrow/Title $ 2,209.00 Title Charges

Fidelity National Title Escrow/Title $ 4,940.00 Escrow Charges

Fidelity National Title Escrow/Title $ 2,530.00 Loan Title & Escrow Charges

Subtotal: $9,359,679.00

Acquisition Fee

IDS 366 $ 93,500.00 Acquisition Fee

Subtotal: $ 93,500.00

Acquisition - Legal

Thomson & Knight $ 8/4/2004 12,500.00 Legal fees for Loan

Assayag Maus 24587 $ 22,172.84 Legal fees

Assayag Maus 24664 $ 521.90 Legal fees

Assayag Maus 24882 $ 446.00 Legal fees

Jones, Bell Abbot 19180001 $ 6,417.31 Legal fees

Allen Matkins 136251-012 $ 1,448.55 Legal svs.

Allen Matkins 137773-012 $ 195.75 Legal svs.

Subtotal: $ 43,702.35

Environmental Insurance

Intercontinental Brokers 14091 $ 67,369.07 Environmental Insurance

Subtotal: $ 67,369.07

Acquisition Due Diligence Costs

Thomsen Eng. 2004141 $ 9,242.58 Alta Survey

Air Technical 240729 $ 360.00 Inspect HVAC System

IRC 34308 $ 3,450.00 Roof Survey

Cal Pacific 2003 $ 860.00 Air Sample Test

Urban Concepts 24251 $ 2,372.32 Entitlement Review

Hazard 604008 $ 2,381.50 Review Environmental Reports

Thomsen Eng. 2004141 $ 6,770.55 Civil Eng. Svs.

Thomsen Eng. 2004209 $ 390.07 Civil Eng. Svs.

Thomsen Eng. 2004250 $ 190.00 Civil Eng. Svs.

Thomsen Eng. 2004290 $ 3,641.25 Civil Eng. Svs.

MA Design Group 226-1 $ 9,988.00 Design Svs.

Hazard 704007 $ 2,630.00 Oversee Phase 1 & 2 surveys

Hazard 804026 $ 540.00 Follow-up insurance matter

Hazard 904012 $ 1,105.00 Follow-up insurance negotiations & letters

PPI 2168 $ 5,928.25 Phase 1

PPI 2176 $ 10,641.20 Phase 2

Ajit Randhava 04-176-1 $ 1,000.00 Consulting Svs.

Energy Design 2091 $ 510.00 Prof. Svs.

Energy Design 2106 $ 170.00 Prof. Svs.

Sattar & Assoc. 1861 $ 850.00 Prof. Svs.

Subtotal: $ 63,020.72

Loan Origination Fees (Bank & Broker Fees)

Guaranty Bank Statement $ 86,526.00 Bank Fee

IDS 111572 $ 51,916,00 Loan Consultant Fee

HMA Property 108708 $ 34,610.00 Loan Consultant Fee

Subtotal: $ 173,052.00

Acquisition Costs $ 9,800,323.14

4 OF 5

Leasing Commission Build-up

Iteration 1		
Total Costs	$	9,800,323.14
10% Rent Factor	$	980,032.31
Leasing Commision 1st 5-Years	$	147,004.85
Leasing Commision 2nd 5-Years	$	84,527.79
Estimated Commission for Project Costs	$	231,532.63
Grand Total	**$**	**10,031,855.77**
Iteration 2		
Total Costs	$	10,031,855.77
10% Rent Factor	$	1,003,185.58
Leasing Commision 1st 5-Years	$	150,477.84
Leasing Commision 2nd 5-Years	$	86,524.76
Estimated Commission for Project Costs	$	237,002.59
Grand Total	**$**	**10,268,858.37**
Iteration 3		
Total Costs	$	10,037,325.73
10% Rent Factor	$	1,003,732.57
Leasing Commision 1st 5-Years	$	150,559.89
Leasing Commision 2nd 5-Years	$	86,571.93
Estimated Commission for Project Costs	$	237,131.82
Grand Total	**$**	**10,274,457.55**
Iteration 4		
Total Costs	$	10,037,454.96
10% Rent Factor	$	1,003,745.50
Leasing Commision 1st 5-Years	$	150,561.82
Leasing Commision 2nd 5-Years	$	86,573.05
Estimated Commission for Project Costs	$	237,134.87
Grand Total	**$**	**10,274,589.83**
Iteration 5		
Total Costs	$	10,037,458.01
10% Rent Factor	$	1,003,745.80
Leasing Commision 1st 5-Years	$	150,561.87
Leasing Commision 2nd 5-Years	$	86,573.08
Estimated Commission for Project Costs	$	237,134.95
Grand Total	**$**	**10,274,592.96**
Iteration 6		
Total Costs	$	10,037,458.09
10% Rent Factor	$	1,003,745.81
Leasing Commision 1st 5-Years	$	150,561.87
Leasing Commision 2nd 5-Years	$	86,573.08
Estimated Commission for Project Costs	$	237,134.95
Grand Total	**$**	**10,274,593.03**

5 OF 5

EXHIBIT “C”

PROHIBITED USES

The following types of operations and activities are expressly prohibited on the Premises and Project:

1. automobile/truck maintenance, repair or fueling, except for automobiles and trucks owned or leased by Lessee in connection with its business;

2. battery manufacturing or reclamation;

3. ceramics and jewelry manufacturing or finishing;

4. chemical (organic or inorganic) manufacturing;

5. drum recycling;

6. dry cleaning;

7. electronic components manufacturing;

8. electroplating and metal finishing;

9. explosives manufacturing, use or storage;

10. hazardous waste treatment, storage, or disposal;

11. leather production, tanning or finishing;

12. machinery and tool manufacturing;

13. manufacturing of any type;

14. metal shredding, recycling or reclamation;

15. metal smelting and refining;

16. mining;

17. paint, pigment and coating operations;

18. petroleum refining;

19. plastic and synthetic materials manufacturing;

20. solvent reclamation;

21. tire and rubber manufacturing;

22. underground storage tanks; and

23. residential use or occupancy.

EXHIBIT “D”

WORK LETTER

THIS WORK LETTER (“Work Letter”) is entered into by and between ATLANTIC and SHEILA, L.P., a California limited Partnership (“Lessor”), and UNIFIED WESTERN GROCERS, INC., a California corporation (“Lessee”).

R E C I T A L S:

A. Lessor and Lessee have entered into that certain Standard Industrial/Commercial Single-Tenant Lease - Net dated of even date herewith, by and between Lessor and Lessee (the “Lease”) to which this Work Letter is attached, covering certain premises (the “Premises”) more particularly described in the Lease. This Work Letter is attached to the Lease as Exhibit “D”. The Lease is hereby incorporated into this Work Letter by this reference. Capitalized terms not defined in this Work Letter shall have the meanings given to such terms in the Lease.

B. In consideration of the mutual covenants contained in the Lease and this Work Letter, Lessor and Lessee hereby agree as follows:

A G R E E M E N T:

1. Definitions. As used in this Work Letter, the following terms shall have the following definitions:

1.1 “Business Days” or “business days” shall mean any day other than Saturdays, Sundays and legal holidays (that do not fall on a Saturday or Sunday) on which federal banks located in Los Angeles County are closed for business.

1.2 “Improvements” shall mean the improvements and Site Work set forth on the Final Plans.

1.3 “Site Work” means the on-site improvements, parking lot improvements and restoration, demolition of any buildings located in the Project, landscaping (additions and removals), and hardscaping.

1.4 “Lessee Delays” means any delay in the Substantial Completion (defined below) of the Improvements or any portion thereof resulting from any or all of the following: (1) Lessee’s failure to timely perform any of its obligations pursuant to this Work Letter, including any failure to timely pay any amounts or sums payable by Lessee hereunder and any failure to complete, on or before the due date therefor, any action item which is Lessee’s responsibility pursuant to this Work Letter, including Lessee’s failure to grant approvals within the time frames described herein; (2) any delay or period of time specifically referred to herein as a “Lessee Delay”; (3) Lessee’s request for materials, finishes, improvements or installations which are not readily available or which require long lead times to acquire, (4) Lessee’s failure to timely vacate the third floor of the Office Building prior to the commencement of Construction Phase 2 as set forth in the Lease or (5) any other act or failure to act by

Lessee, Lessee’s Representative, Lessee’s employees, agents, independent contractors, consultants and/or any other person performing or required to perform services on behalf of Lessee.

2. Architect Selection; Lessee’s Cooperation.

2.1 Lessor’s Architect. Lessor has retained M/A Design Group, Thompson Engineering and Kendrick Construction Services, Inc. to design and engineer the Improvements. Notwithstanding that the foregoing companies will provide different design and engineering services, M/A Design Group, Thompson Engineering and Kendrick Construction Services, Inc. shall collectively be referred to herein as the “Lessor’s Architect.” Furthermore, as used herein, the term “Lessor’s Architect” shall mean that company comprising Lessor’s Architect that is responsible for the particular design or engineering component of the Improvements, as determined by Lessor.

2.2 Lessee’s Cooperation. Lessee acknowledges that it and its architects, designers, engineers, project managers and representatives, including Larry Schell and Mark Allison (collectively, “Lessee’s Representatives”), shall be actively involved in the preparation, design, engineering and processing of the Preliminary Plans and Final Plans and that Lessor, Lessor’s Architect, Lessee and Lessee’s Representatives shall work together in a cooperative effort to prepare, design, engineer and process the Preliminary Plans and Final Plans.

3. Improvements.

3.1 Preliminary Plans. Attached hereto as Schedule 1 is a schedule of current “as built” plans for the interior improvements currently located in the Office Building and Warehouse Building, a proposed space plan prepared by Lessee for the interior portion of the Improvements, a proposed site plan for the Project and design development plans and specifications for the Improvements (collectively, the “Preliminary Plans”). The Preliminary Plans are hereby approved by Lessor and Lessee.

3.2 Preliminary Budget. Attached hereto as Schedule 2 is a preliminary budget (“Preliminary Budget”) for the Improvements based upon the approved Preliminary Plans. Lessor and Lessee hereby approve the Preliminary Budget.

3.3 Final Plans. As soon as reasonably practicable following the execution of the Lease by Lessor and Lessee, Lessor shall cause Lessor’s Architect to prepare and deliver to Lessee proposed final plans, specifications and construction drawings for the Improvements (the “Proposed Final Plans”). The Proposed Final Plans shall be prepared in accordance with and based upon the Preliminary Plans. Lessee acknowledges that Lessor shall have the right to submit any component of the Final Plans (defined below) to the City of Commerce, County of Los Angeles or any other governmental or quasi governmental agency or authority having jurisdiction over the Project or the construction of the Improvements (collectively, and as applicable, the “Authorities”) for plan checking and the issuance of applicable permits prior to or after the submission of any other portion of the Final Plans, provided that Lessee has approved (or shall be deemed to have approved) the portion of the Final Plans submitted. If Lessor elects to process any portion of the Final Plans separately from the remainder of the Final Plans, then Lessor shall have the right to not incorporate into the Proposed Final Plans such plans, specifications and construction drawings to be separately processed and, with respect to such portion of the Proposed Final Plans, Lessor and Lessee shall follow the procedures in this Section 3 regarding approval and finalization thereof. Within five (5) business days of Lessee’s receipt of the Proposed Final Plans, Lessee shall either approve the same or specify proposed changes to Lessor in writing, however, Lessee shall work with Lessor and Lessor’s Architect to reconcile any such proposed changes, Lessee’s approval of the Proposed Final Plans shall not be unreasonably withheld or conditioned. Lessee’s failure to notify Lessor in writing within such five (5) business day period of any changes Lessee desires to be made to the Proposed Final Plans will constitute Lessee’s unconditional and irrevocable approval thereof. Lessor shall review Lessee’s proposed changes to the Proposed Final Plans and endeavor to cause Lessor’s Architect to revise the Proposed Final Plans within ten (10) business days after Lessor’s receipt of Lessee’s requested changes. Lessor and Lessee shall continue the process above until Lessee has approved of all changes to the Proposed Final Plans. The Proposed Final Plans, as approved or deemed approved by Lessee, or revised to incorporate Lessee’s requested changes thereto, shall be referred to herein as the “Final Plans”. Lessor shall submit the Final Plans (as approved or deemed approved by Lessee pursuant to this Section 3.3 or Section 3.4 below) to the applicable Authorities for plan checking and the issuance of a building permit and other necessary permits for the Improvements.

3.4 Preliminary Construction Budget. Within ten (10) business days after the finalization of the Final Plans (but before any Plan Check Changes [defined in Section 3.5 below] are issued), Contractor shall endeavor to prepare a preliminary construction budget (“Preliminary Construction Budget”) for the Improvements based upon the Final Plans. Contractor shall submit the Preliminary Construction Budget to Lessee (with a copy to Lessor) for Lessee’s review and approval. Within five (5) business days after Lessee’s receipt of the Preliminary Construction Budget, Lessee shall either approve or disapprove the Preliminary Construction Budget or particular construction cost line items therein by providing Lessor with specific written notice of those items to which Lessee objects (“Preliminary Construction Budget Notice”). Lessee’s failure to deliver to Lessor the Preliminary Construction Budget Notice (specifying with reasonable particularity the reasons therefor) within said five (5) business day period will constitute Lessee’s unconditional and irrevocable approval of the Preliminary Construction Budget. If Lessee timely and reasonably disapproves all or any portion of the Preliminary Construction Budget as set forth in the Preliminary Construction Budget Notice, then Lessee shall have the right to value engineer the Final Plans (or any component thereof) in order to try to reduce the estimated construction costs of the Improvements as shown on the Preliminary Construction Budget. Lessee’s sole remedy in the event it disapproves of all or any portion of the Preliminary Construction Budget is to value engineer the Final Plans (or any component thereof) as set forth above. If Lessee timely and reasonably disapproves of all or any portion of the Preliminary Construction Budget, then Lessor, Lessee and Lessor’s Architect shall work in good faith to revise that portion of the Final Plans to which Lessee timely and reasonably objected in an effort to reduce the proposed construction costs. Lessee shall use its best efforts to cause Lessor’s Architect to revise the Final Plans and deliver the revised Final Plans to Contractor within five (5) calendar days of Lessee’s delivery to Lessor of the Preliminary Construction Budget Notice. As soon as reasonably practicable after Contractor’s receipt of the revised Final Plans, Contractor shall prepare and submit to Lessee (with a copy to Lessor) a revised Preliminary Construction Budget (“Revised Preliminary Construction Budget”) based upon the revised Final Plans and Lessor and Lessee shall again follow the procedures set forth in this Section 3.4 with respect to the approval of the revised Final Plans and Lessee’s approval of the Revised Preliminary Construction Budget.

3.5 Plan Check for Final Plans. As soon as reasonably practicable after Lessor’s Architect’s completion of the revised Final Plans, Lessor’s Architect shall submit the revised Final Plans to the applicable Authorities for plan checking and the issuance of a building permit and other necessary permits for the Improvements based upon the revised Final Plans. If no plan check changes are required by the applicable Authorities, then the Final Plans, as approved by the applicable Authorities, shall constitute the “Approved Final Plans.” However, if plan check changes are required, then Lessor shall deliver to Lessee copies of the Final Plans showing all plan check changes or corrections suggested or required by the applicable Authorities (“Plan Check Changes”), if any, together with a revised budget to reflect the Plan Check Changes. Within five (5) business days of Lessee’s receipt of the Plan Check Changes, Lessee shall either approve the same or deliver written notice to Lessor of Lessee’s proposed changes to the Plan Check Changes. Lessee’s approval of the Plan Check Changes shall not be unreasonably withheld or conditioned. Lessee’s failure to notify Lessor in writing within such five (5) business day period of any changes Lessee desires to be made to the Final Plans as a result of Plan Check Changes will constitute Lessee’s unconditional and irrevocable approval of the Plan Check Changes. Lessor shall review Lessee’s proposed changes to the Plan Check Changes and endeavor to cause Lessor’s Architect to revise the Final Plans within ten (10) business days after Lessor’s receipt of Lessee’s requested changes to incorporate the changes requested by Lessee. As soon as reasonably practicable after Lessor’s Architect’s completion of the revised Final Plans, Lessor’s Architect shall submit the revised Final Plans to the applicable Authorities for plan checking and the issuance of a building permit and other necessary permits for the Improvements based upon the revised Final Plans. Lessor shall deliver to Lessee copies of the revised Final Plans showing all additional plan check changes or corrections suggested or required by the applicable Authorities (“New Plan Check Changes”) and the parties shall follow the same procedures set forth above until all additional plan check changes or corrections suggested or required by the applicable Authorities are approved by Lessee. Once the applicable Plan Check Changes or New Plan Check Changes are approved or deemed approved by Lessee, Lessor’s Architect shall make all necessary Plan Check Changes or New Plan Check Changes (as applicable) to the Final Plans (which, when approved by the applicable Authorities, shall constitute “Approved Final Plans”) to obtain building and other applicable permits for the Improvements.

3.6 Cost Estimate. Upon completion of the Approved Final Plans, Lessor shall instruct Contractor to obtain competitive bids for the Improvements from at least three (3) qualified subcontractors (which may include subcontractors selected by Lessee and approved by Lessor) for each of the major subtrades that are not included as part of the Contractor’s self performed work and to submit the same to Lessor and Lessee for their review and approval within five (5) business days after Contractor’s submission. Each bid shall, to the extent reasonably practicable, contain an itemization by trade and shall include a schedule of values. Lessor shall select the lowest qualified bid for each major subtrade, unless Lessor and Lessee agree otherwise within said five (5) day period. Upon selection of the subcontractors and approval of the bids, Contractor shall prepare a cost estimate for the Improvements described in the Approved Final Plans, based upon the bids submitted by the subcontractors selected. Contractor shall submit such cost estimate to Lessee (with a copy to Lessor) for Lessee’s review and approval. Within three (3) business days after Lessee’s receipt of the cost estimate, Lessee shall either approve or disapprove the cost estimate in writing delivered to Lessor, which approval shall not be unreasonably withheld or conditioned; provided, however, that Lessee shall have no right to disapprove (and Lessee shall be deemed to have approved) of the cost estimate of the total construction cost of the Improvements set forth on such cost estimate if it is within (and including) the total construction cost for the Improvements set forth on the last revision of the Preliminary Construction Budget. Lessee’s failure to deliver to Lessor written notice of its approval or disapproval within such three (3) business day period shall constitute Lessee’s approval of the cost estimate. If Lessee timely disapproves the cost estimate, Lessor and Lessee shall work together in good faith to identity those areas that should be reasonably rebid to reduce construction costs and Lessor shall instruct the Contractor to resolicit bids from subcontractors based on such areas of the Approved Final Plans, in accordance with the procedures specified above. Following any re-solicitation of bids by Lessor pursuant to this Paragraph 3.6, Lessor and Lessee shall again follow the procedures set forth in this Paragraph 3.6 with respect to the submission and reasonable approval of the cost estimate from Contractor; provided, however that the period between Lessee’s disapproval of the first revised cost estimate and Lessee’s final approval of a cost estimate shall constitute a Lessee Delay.

3.7 No Representations Regarding Lessee’s Intended Use. Notwithstanding anything to the contrary contained in the Lease or herein, Lessor’s participation in the preparation of the Preliminary Plans, the Final Plans, the Approved Final Plans, or any other plans, drawings and specifications and the construction of the Improvements shall not constitute any representation or warranty, express or implied, that the Improvements will be suitable for Lessee’s intended purpose. Lessor’s sole obligation shall be to arrange the construction of the Improvements substantially in accordance with the requirements of the Approved Final Plans; and any additional costs or expense required for the modification thereof to more adequately meet Lessee’s use, whether during or after Lessor’s construction thereof, shall be borne entirely by Lessee except as otherwise provided in this Work Letter.

4 . Contractor. Lessor has selected, and Lessee approves, Kendrick Construction Services, Inc. as Lessor’s “Contractor” to construct the Improvements.

5. Construction of the Improvements. Lessor shall enter into a construction contract with the Contractor on a form reasonably acceptable to Lessor (“Construction Contract”) for the construction and installation of the Improvements in accordance with the Approved Final Plans. Lessor shall cause the Contractor to construct the Improvements in a good and workmanlike manner, in accordance with the Approved Final Plans and in compliance with all Applicable Requirements. Lessor shall cause the Improvements to be constructed in three (3) phases (each, a “Construction Phase”), as generally described on Schedule 3 attached hereto. The three Construction Phases are referred to herein and in the Lease as “Construction Phase 1,” “Construction Phase 2” and “Construction Phase 3.”

Lessor may work on or pull permits for each Construction Phase independently or in any combination (i.e., Lessor may work on or pull permits for two or three Construction Phase at the same time).

6. Substantial Completion of the Improvements.

6.1 Substantial Completion. For purposes of this Lease, “Substantial Completion” of the Improvements for each Construction Phase shall occur on the date that Lessor and Lessee have received certificates from Lessor’s Architect certifying that the Improvements for such Construction Phase have been substantially completed in accordance with the Approved Final Plans pertaining to such Construction Phase, with the exception of any punch list items and any of Lessee’s fixtures, work-stations, built-in furniture, or equipment to be installed by Lessee.

6.2 Delay in Substantial Completion. Except as provided in this Section 6.2, the Commencement Date and Lessee’s obligation to pay Base Rent for the Premises shall occur as set forth in the Lease. However, notwithstanding anything to the contrary contained in this Work Letter or in the Lease, if there shall be a delay or there are delays in the Substantial Completion of the Improvements (or any Construction Phase) as a result of any Lessee Delays, then, notwithstanding anything to the contrary set forth in the Lease or this Work Letter and regardless of the actual date of the Substantial Completion of the Improvements, the date of Substantial Completion thereof shall be deemed to be the date that Substantial Completion would have occurred if no Lessee Delay had occurred.

7. Change Orders. If Lessee desires any change in the Approved Final Plans, such changes may only be requested by the delivery to Lessor by Lessee of a proposed written “Change Order” specifically setting forth the requested change. Change Orders shall also include those changes specified in this Work Letter as “Change Orders.” Lessor shall have five (5) business days from the receipt of the proposed Change Order to provide Lessee with the Lessor’s Architect’s disapproval of the proposed change stating the reason(s) for such disapproval, or if Lessor’s Architect approves the proposed change, the following items: (i) an itemized breakdown of any increase in the cost caused by such change (the “Change Order Cost”), (ii) a statement of the number of days of any delay caused by such proposed change (the “Change Order Delay”), and (iii) a statement of the cost of the Change Order Delay (the “Change Order Delay Expense”), which Change Order Delay Expense shall be the product of the number of days of delay multiplied by the estimated daily Base Rent first due under the Lease. Lessee shall then have one (1) business day to approve the Change Order Cost, the Change Order Delay and the Change Order Delay Expense. If Lessee approves these items, Lessor shall promptly execute the Change Order and cause the appropriate changes to the Approved Final Plans to be made. If Lessee fails to respond to Lessor within said one (1) business day period, the Change Order Cost, the Change Order Delay and the Change Order Delay Expense shall be deemed disapproved by Lessee and Lessor shall have no further obligation to perform any work set forth in the proposed Change Order. The Change Order Cost shall include all costs associated with the Change Order, including, without limitation, architectural fees, engineering fees and construction costs, as reasonably determined by Lessor’s Architect and Lessor’s Contractor, respectively, together with a four percent (4%) fee of these costs as reimbursement for the expense of administration and coordination of such Change Order by Lessor. The Change Order Delay shall include all delays caused by the Change Order, including, without limitation, all design and construction delays, as reasonably determined by Lessor’s Architect and Lessor’s Contractor. Lessee shall pay Lessor for such Change Order Costs and the Change Order Delay Expenses within fifteen (15) days following Lessor’s delivery to Lessee of a request for payment (which request for payment shall contain reasonable supporting documentation including vendor or contractor invoices and details of costs covered by such request for payment). Lessor shall have no obligation to commence with the applicable Change Order until it receives Lessee’s approval of the Change Order (including Lessee’s approval of the Change Order Cost and the Change Order Delay Expense). Any delay in revising the Approved Final Plans or in constructing the Improvements resulting from Lessee’s failure to timely pay the applicable Change Order Cost and Change Order Delay Expense, as set forth above, shall be deemed a Lessee Delay.

8. Financing of Construction of Improvements.

8.1 Lessor’s Financing. Lessor may elect to finance the construction of the Improvements (or any portion thereof) with the proceeds of a loan (“Project Loan”) from a third party lender (“Lender”) at the then prevailing market rate and market terms for similar projects. The documents securing or given in connection with the Project Loan, if any, are herein collectively called “Loan Documents.” Any Project Loan may be secured by the lien of a deed of trust encumbering the Project. Lessee agrees to execute and/or provide all documents reasonably required by any Lender in connection with any Project Loan, including, without limitation, estoppel certificates, subordination agreements (subject to a non-disturbance agreement which is reasonable and customary), consents to the assignment of this Agreement, written confirmation of the satisfaction of closing conditions, and evidence of the due execution, validity and enforceability of this Agreement, provided that such documents do not increase Lessee’s liabilities hereunder, impose additional obligations on Lessee or impair Lessee’s rights and remedies hereunder.

8.2 Lessee’s Financing. Notwithstanding anything to the contrary contained in the Lease (including, without limitation, this Work Letter), Lessee shall pay Lessor directly for the costs, fees and expenses of every component of the “Project Costs” other than Acquisition Costs (the “Direct Pay Amount”). Lessee shall pay Lessor for the applicable portion of the Direct Pay Amount within fifteen (15) days following Lessor’s delivery to Lessee of a request for payment for the portion of Project Costs coming due (which request for payment shall contain reasonable supporting documentation including vendor or contractor invoices and details of costs covered by such request for payment). Only Direct Pay Amounts timely paid to Lessor shall not be included in the total Project Costs upon which Base Rent is calculated under the Lease.

9. Walk-Through and Punch List. Within five (5) business days after Substantial Completion of each Construction Phase of the Improvements, Lessee, Lessor and Lessor’s Architect shall jointly conduct a walk-through of the applicable portion of the Premises and shall jointly prepare a punch list (“Punch List”) of items of the Improvements needing additional work or repair (“Punch List Items”); provided, however, the Punch List shall be limited to items which are required by the construction contract between Lessor and Contractor, the Approved Final Plans, Change Orders and any other changes agreed to by the parties. Lessor shall endeavor to repair or complete the Punch List Items within forty-five (45) days following the date of Substantial Completion of each Construction Phase of the Improvements, as applicable, to the extent reasonably possible. Lessor shall use reasonable efforts to repair the Punch List Items in a manner that minimizes any unreasonable interference to Lessee in its use of the Premises.

10. Cooperation. Lessor and Lessee agree to cooperate with one another and to cause their respective employees, agents and contractors to cooperate with one another to coordinate any work being performed by Lessor and/or Lessee under this Work Letter, and their respective employees, agents and contractors so as to avoid unnecessary interference and delays with the completion of the Improvements.

11. Lessor’s Warranty. Lessor does not warrant that the Improvements or any component thereof shall be free of latent defects or shall not require maintenance and/or repair within any particular period of time, except as expressly provided below or in Paragraph 2.2 of the Lease. Lessee acknowledges and agrees that it shall rely solely on the warranty or guaranty, if any, from the Contractor, Lessor’s Architect, or other material and/or service providers relative to the proper design and construction of the Improvements or any component thereof. Lessor shall endeavor to have all warranties or guaranties issued by the Contractor, Lessor’s Architect or other material and/or service providers issued in the name of Lessor and Lessee, provided that any excess costs payable in connection with issuing such warranties or guaranties in Lessee’s name shall be paid by Lessee within ten (10) business days after Lessor’s written demand therefor.

12. Representatives.

12.1 Lessee’s Representative. Lessee has designated Larry Schell and Mark Allison as its sole representatives with respect to the matters set forth in this Work Letter, either of whom, alone, shall have full authority and responsibility to act on behalf of the Lessee as required in this Work Letter. All notices, documents and materials required to be delivered to Lessee under this Work Letter shall be delivered to Lessee at the address set forth in the Lease.

12.2 Lessor’s Representative. Lessor has designated Nadir Elfarra as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Lessee, shall have full authority and responsibility to act on behalf of the Lessor as required in this Work Letter. All notices, documents and materials required to be delivered to Lessor under this Work Letter shall be delivered to Lessor, at the address set forth in the Lease, but to the attention of Nadir Elfarra.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Work Letter is executed as of the date first written above.

“Lessor”

ATLANTIC AND SHEILA, L.P.,

a California limited partnership

By: IDS Equities, LLC,

a California Limited liability company

Its: general partner

By:

Murad M. Siam

Its: Managing Member

“Lessee”

UNIFIED WESTERN GROCERS, INC.

a California corporation

By:

Name:

Its: EVP General Counsel

By: Gary C. Hammett

Name: Gary C. Hammett

Its: VICE PRESIDENT

SCHEDULE 1

PRELIMINARY PLANS

2500 S. Atlantic
Working Drawings Manifest
Phase I

Prepared By	Sheet Title	Sheet No.	Date Prepared
Thomsen Engineering, Inc.	A.L.T.A. Survey	1	7/28/2004
Thomsen Engineering, Inc.	LSWPPP / WWECP - Repavement of Existing Parking Lot	1	12/20/2004
M/A Design Group, Inc.	General Notes, Sheet Index, Site LocationPlan, Building Information, Vicinity Map	A 0.1	2/14/2005
M/A Design Group, Inc.	Specifications	A 0.3	2/14/2005
M/A Design Group, Inc.	Specifications (Attachment A)	A 0.4	2/14/2005
M/A Design Group, Inc.	Construction Plan	A 3.1	2/14/2005
M/A Design Group, Inc.	Power & Communication Plan	A 4.1	2/14/2005
M/A Design Group, Inc.	Reflected Ceiling Plan	A 5.1	2/14/2005
M/A Design Group, Inc.	Wall & Floor Finish Plan	A 6.1	2/14/2005
M/A Design Group, Inc.	Exiting Plan	A 7.1	2/14/2005
M/A Design Group, Inc.	Interior Elevations	EL.1	2/14/2005
M/A Design Group, Inc.	Construction Details	CD.1	2/14/2005
Ajit S. Randhava & Assoc.	Roof Framing Plan	S-1	2/15/2005
Ajit S. Randhava & Assoc.	Details	S-2	2/15/2005
Ajit S. Randhava & Assoc.	Details (continued)	S-3	2/15/2005

Certified Grocers of California

Existing Floor Plan

Miller Brands Building / Basement Floor Level

1/8 =1’-0”

North

Certified Grocers of California

Existing Floor Plan

Miller Brands Building / 1st Floor Level

1/8’=1’10”

North

Certified Grocers of California

Existing Floor Plan

Miller Brands Building / 2nd Floor Level

1/8’=1’-0”

North

PERIMETER OFFICES

INTERIOR CUBICLES

SCHEDULE 2

PRELIMINARY BUDGET

PRELIMINARY BUDGET

		Contracted & Projected
1	**HARD COSTS**	
2		
3	**Bldg 2 (3-story Office Building)**	
4	Relocate front & rear glass entry doors	$10,500
5	Add elevator	$86,400
6	ADA Ramp to elevator	$16,200
7	Elevator Structure	$118,800
8	Repaint bldg. Exterior	$5,638
9	Outdoor Seating Area/Lunch	$6,300
10	ADA Bathrooms	$0
11	Electrical Gear east of Bldg. 2	$115,000
12	Demo 3 floors of TI	$87,630
13	Per UWG floor plans rec'd on 10/14/2004	$884,575
14	Chiller Repairs	$0
15	Boiler Repairs	$0
16		**$1,331,043**
17	**Bldg 3 (Warehouse)**	
18	Repair dock levelers allowance	$914
19	Repair 3 downspouts	$0
19a	Repair draft curtains in warehouse	$8,400
20	Repaint bldg. Interior	$0
21	Repaint bldg. Exterior	$22,000
22	TI remodel allowance	$ 276,272.66
23	Landlord contribution to HVAC cost	$ (48,373.33)
24	Demo dry heads in warehouse	$3,825
25	Replace fire hoses	$0
26	Re-certify system	$500
27	Patch/Repair slab throughout	$3,026
28	Remove demising walls /maint. Area office	$0
29	Remove drive-in ramp on east side	$0
30	Remove 'spotty' insulating and replace	$0
31	Repair slab at removed cooler walls	$0
32	Warehouse interior demo (consolidated)	$71,935
33	remove dock doors, replace with singles	$13,350
33a	WH perimeteter hollow metal door repl/repairs	$10,400
34	Add pilasters to split dock doors into singles	$0
35	Add bollards for track protection	$16,200
35a	Repair WH column bases where damaged	$11,000
36	Install six new pit levelers (mechanical)	$0
37	Add dock indicator lights	$5,000
38	Add dock restraints	
39	ADA Ramp	$27,117

1 OF 4

PRELIMINARY BUDGET

40	Additional warehouse strip lighting		$0
41	Re-lamp / re-ballast ex fixture as needed		$19,155
42			**$440,722**
43	**Bldg 1 (Old Bank Building)**		
44	Remove		$39,398
45	**Bldg 4 (Gym building)**		
46	Remove		$7,344
47	**Bldg 5 (Unified Western Grocers Demo)**		
48	Remove		$37,508
49			**$84,250**
50	**Site-Truck Loading/Parking**		
51	Remove all interior trees		$8,208
52	Pulverize asphalt		$7,121
53	2 double head light poles in truck area		$0
54	Remove 6" for export		$5,500
54a	Export for balance of site		$10,164
55	Fine grading above area		$0
55a	Fine grading for balance of site		$21,780
56	Remove Trash Enclosure		$0
57	Remove all planters		$1,350
58	Demo Fence E. Parking Area		$0
59	Metal Dowels @ 18" OC		$812
60	Remove concrete east sid eof bldg 3		$0
61	Phase I consolidated site demo		$0
62	6" concrete apron (Ph I)		$116,090
62a	6" Concrete apron (Ph II)		$198,372
63	deduction for asphalt in lieu of concrete		$0
64	Phase I demo budget total		$0
65	Phase I demo budge variance		$0
66	Relocate hydrants (3)		$27,000
67	Concrete patch-back by KCS		$0
68			**$396,396**
69	**Office Parking Lot**		
70	Remove center planters		*$3,240*
71	Remove existing fence east side		*$4,860*
72	Remove existing glass breezeway		*$2,700*
73	Conc-block + overhead steel awning		*$219,455*
74	Grade transition between office and parking		*$8,640*
75	Install C & G immediately around building		*$6,566*
76	Landscaping		*$64,260*
77	Install W.I. Fence		*$40,500*
78	1" Asphalt Over-lay office parking lot		*$57,936*
79			**$408,157**
80			

2 OF 4

PRELIMINARY BUDGET

81	Phase I Supervision	$11,258
81a	Phase II & III Supervision	$24,000
82		
83	Siesmic upgrade $1.70 per sq ft (per Ajit)	$215,560
84		**$250,818**
85		
86	**Subtotal**	**$2,911,386**
87		
88	Insurance	$43,671
89	General Conditions	$116,455
90	Contractor's Contingency	$0
91	Contractor's Fee	$279,751
92	Total	**$439,877**
93		
94	Cafeteria (including consultant)	$100,000
95	Scissor lift for Cafeteria loading	$15,000
96		**$115,000**
97		
98	**Total Hard Costs**	**$3,466,264**
99		
100	**SOFT COSTS**	
101		
102	**Shell & Site Renovation Architectural Fees**	
103	Elevator shaft & stair drawings (include MPE)	$55,000
104	Civil Engineering Drawings	$25,000
105		
106	**T I Architectural fees Bldg. 2**	
107	Warehouse TI Drawings	$12,318
108	Warehouse MEP Drawings	$4,700
109	Soil engineer for yard work	$750
110	Warehouse building permits	$2,230
111	Warehouse health dept plan check	$667
112	Space Planning and Design $.15 x 36,480 ft	$0
113	Record Drawings Data Base $.15 x 36,480 ft	$0
114	TI Mech/Plumbing drawings	$27,000
115	TI Electrical Engineering	$0
116	Construction Documents $1.50 x 36,480 ft	$54,720
117		
118	Reimbursible Expenses	$36,055
119		
120	City Permits / Fees	$35,000
121		
122	Course of Construction Insurance	$7,100
123	**Total Soft Cost**	**$260,540**
124		
125	**Total Cost**	**$3,726,803**
126	Construction Management Fee	$149,072
127	**Project Total**	**$3,875,876**

3 OF 4

Leasing Commission Build-up

Iteration 1		
Total Costs	$	9,800,323.14
10% Rent Factor	$	980,032.31
Leasing Commision 1st 5-Years	$	147,004.85
Leasing Commision 2nd 5-Years	$	84,527.79
Estimated Commission for Project Costs	$	231,532.63
Grand Total	**$**	**10,031,855.77**
Iteration 2		
Total Costs	$	10,031,855.77
10% Rent Factor	$	1,003,185.58
Leasing Commision 1st 5-Years	$	150,477.84
Leasing Commision 2nd 5-Years	$	86,524.76
Estimated Commission for Project Costs	$	237,002.59
Grand Total	**$**	**10,268,858.37**
Iteration 3		
Total Costs	$	10,037,325.73
10% Rent Factor	$	1,003,732.57
Leasing Commision 1st 5-Years	$	150,559.89
Leasing Commision 2nd 5-Years	$	86,571.93
Estimated Commission for Project Costs	$	237,131.82
Grand Total	**$**	**10,274,457.55**
Iteration 4		
Total Costs	$	10,037,454.96
10% Rent Factor	$	1,003,745.50
Leasing Commision 1st 5-Years	$	150,561.82
Leasing Commision 2nd 5-Years	$	86,573.05
Estimated Commission for Project Costs	$	237,134.87
Grand Total	**$**	**10,274,589.83**
Iteration 5		
Total Costs	$	10,037,458.01
10% Rent Factor	$	1,003,745.80
Leasing Commision 1st 5-Years	$	150,561.87
Leasing Commision 2nd 5-Years	$	86,573.08
Estimated Commission for Project Costs	$	237,134.95
Grand Total	**$**	**10,274,592.96**
Iteration 6		
Total Costs	$	10,037,458.09
10% Rent Factor	$	1,003,745.81
Leasing Commision 1st 5-Years	$	150,561.87
Leasing Commision 2nd 5-Years	$	86,573.08
Estimated Commission for Project Costs	$	237,134.95
Grand Total	**$**	**10,274,593.03**

4 OF 4

SCHEDULE 3

CONSTRUCTION PHASES

CONSTRUCTION PHASE 1: Warehouse Building and Partial Yard Renovation

Remove interior improvements in the Warehouse Building except for existing office improvements and repair the building slab, as necessary

Remove the existing truck apron in the Warehouse Building and replace the same with concrete to the property line of Lessee’s property located adjacent to the Premises

Paint the interior and exterior of the Warehouse Building with building standard colors to be selected by Lessee

Renovate the dock area of the Warehouse Building and provide ten positions, each with levelers

Renovate existing offices and associated restrooms in the Warehouse Building

CONSTRUCTION PHASE 2: Office Building Renovation and Parking Renovation

Remove existing tenant improvements (restroom and core to remain in their current locations)

Install new tenant improvements per Lessee’s specifications

Install new exterior elevator and exit stairs on the north side of the Office Building

Renovate the HVAC system serving the Office Building to be in good working condition

Repair and/or resurface the parking area serving the Office Building

Revise the automobile parking layout (remove interior landscape) to join with the Lessee’s parking lot located on the Lessee’s property adjacent to the Premises

CONSTRUCTION PHASE 3: Building Demolition and Yard Expansion

Demolish the existing Human Resource building and Security building (as shown on the Site Plan) in the Project

Remove existing landscape in the area of existing Human Resource building and Security building

Install new trailer storage yard in the area of existing Human Resource building and Security building